Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE FOURTH QUARTER OF 2019

Key Developments:

•	Commenced production on December 20, 2019 from the Liza Phase 1 Development at the Stabroek Block (Hess – 30 percent), offshore Guyana
•	Announced a 15th discovery at the Mako-1 exploration well located approximately 6 miles southeast of the Liza Field in December
•	Increased estimate of gross discovered recoverable resources for the Stabroek Block to more than 8 billion barrels of oil equivalent (boe) from the prior estimate of 6 billion boe
•	Announced a 16th discovery at Uaru located approximately 10 miles northeast of the Liza Field in January 2020; the discovery will be incremental to new resources estimate
•

Hess Corporation received approximately $300 million in cash and owns approximately 47 percent of Hess Midstream LP on a consolidated basis upon closing of its previously announced acquisition of Hess Infrastructure Partners LP

Fourth Quarter Financial and Operational Highlights:

•	Net loss was $222 million, or $0.73 per common share, compared with a net loss of $4 million, or $0.05 per common share, in the fourth quarter of 2018
•	Adjusted net loss[1] was $180 million, or $0.60 per common share, compared with an adjusted net loss of $77 million, or $0.31 per common share, in the fourth quarter of last year
•

Oil and gas net production averaged 316,000 barrels of oil equivalent per day (boepd), excluding Libya, up from 267,000 boepd in the fourth quarter of 2018; Bakken net production was 174,000 boepd, up 38 percent from 126,000 boepd in the prior-year quarter

•	Exploration and Production (E&P) capital and exploratory expenditures were $876 million, compared with $618 million in the prior-year quarter
•	Cash and cash equivalents, excluding Midstream, were $1.54 billion at December 31, 2019
•	Year-end proved reserves were 1,197 million boe; reserve replacement for 2019 was 104 percent (134 percent excluding price revisions)

2020 Guidance:

•	E&P capital and exploratory expenditures are expected to be $3.0 billion
•	Oil and gas production, excluding Libya, is forecast to be in the range of 330,000 boepd to 335,000 boepd, compared to full year 2019 net production, excluding Libya, of 290,000 boepd

NEW YORK, January 29, 2020 — Hess Corporation (NYSE: HES) today reported a net loss of

[1]	“Adjusted net income (loss)” is a non‑GAAP financial measure. The definition of this non-GAAP measure and a reconciliation to its nearest GAAP equivalent measure appears on pages 7 and 8.

$222 million, or $0.73 per common share, in the fourth quarter of 2019, compared with a net loss of $4 million, or $0.05 per common share, in the fourth quarter of 2018.  On an adjusted basis, the Corporation reported a net loss of $180 million, or $0.60 per common share, in the fourth quarter of 2019, compared with an adjusted net loss of $77 million, or $0.31 per common share, in the prior-year quarter.  The decrease in after-tax adjusted results primarily reflects lower natural gas and natural gas liquids realized selling prices, partially offset by higher production volumes and improved Midstream earnings, compared with the prior-year quarter.

“Our company had an outstanding year, achieving a number of important milestones and delivering higher production and lower capital and exploratory expenditures for the year than our guidance,” Chief Executive Officer John Hess said.  “We look forward to continuing this momentum into 2020 and future years as we execute our differentiated long term strategy.”

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2019	2018	2019	2018
	(In millions, except per share amounts)
Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$(64)	$(5)	$53	$51
Midstream	33	32	144	120
Corporate, Interest and Other	(191)	(31)	(605)	(453)
Net income (loss) attributable to Hess Corporation	$(222)	$(4)	$(408)	$(282)

Net income (loss) per common share (diluted) (a)	$(0.73)	$(0.05)	$(1.37)	$(1.10)

Adjusted Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$(124)	$(5)	$(10)	$137
Midstream	49	32	160	120
Corporate, Interest and Other	(105)	(104)	(431)	(433)
Adjusted net income (loss) attributable to Hess Corporation	$(180)	$(77)	$(281)	$(176)

Adjusted net income (loss) per common share (diluted) (a)	$(0.60)	$(0.31)	$(0.95)	$(0.74)

Weighted average number of shares (diluted)	302.8	291.5	301.2	298.2
(a)	Calculated as net income (loss) attributable to Hess Corporation less preferred stock dividends, divided by weighted average number of diluted shares.

Exploration and Production:

E&P net loss was $64 million in the fourth quarter of 2019, compared with a net loss of $5 million in the fourth quarter of 2018.  On an adjusted basis, E&P’s fourth quarter 2019 net loss was $124 million.  The Corporation’s average realized crude oil selling price, including the effect of hedging, was $54.90 per barrel in the fourth quarter of 2019, versus $55.24 per barrel in the prior-year quarter.  The average realized natural gas liquids (NGL) selling price in the fourth quarter of 2019 was $13.87 per barrel, versus $21.19 per barrel in the prior-year quarter, while the average realized natural gas selling price was $3.48 per mcf, compared with $4.82 per mcf in the fourth quarter of 2018.

Net production, excluding Libya, was 316,000 boepd in the fourth quarter of 2019, up from fourth quarter 2018 net production of 267,000 boepd.  The higher production was primarily driven by the Bakken.  Libya net production was 22,000 boepd in both the fourth quarter of 2019 and 2018.

Cash operating costs, which include operating costs and expenses, production and severance taxes, and E&P general and administrative expenses, were $12.59 per boe in the fourth quarter, compared with $12.60 per boe in the prior-year quarter.  Excluding items affecting comparability of earnings between periods, income tax expense is comprised primarily of taxes in Libya.

Oil and Gas Reserve Estimates:

Oil and gas proved reserves at December 31, 2019, which are subject to final review, were 1,197 million boe, compared with 1,192 million boe at December 31, 2018.  Net proved reserve additions and revisions in 2019 of 121 million boe, included net negative revisions due to lower commodity prices of 35 million boe.  The net additions and revisions were primarily related to the Bakken and Guyana.  The Corporation replaced 104 percent of its 2019 production (134 percent excluding price revisions) at a finding, development and acquisition cost of approximately $22.70 per boe ($17.60 per boe excluding price revisions).

Operational Highlights for the Fourth Quarter of 2019:

Bakken (Onshore U.S.):  Net production from the Bakken increased 38 percent to 174,000 boepd from 126,000 boepd in the prior-year quarter, with net oil production up 28 percent to 106,000 barrels of oil per day (bopd) from 83,000 bopd, primarily due to increased drilling activity and new plug and perf well completion design.  Natural gas and NGL production was also higher due to the increased drilling activity, additional natural gas captured from the Little Missouri 4 natural gas processing plant that commenced operations in late July 2019, and additional volumes received under percentage of proceeds contracts resulting from lower prices.  The Corporation operated six rigs in the fourth quarter, drilling 42 wells, completing 37 wells and bringing 59 new wells online.

Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico was 70,000 boepd, compared with 68,000 boepd in the prior-year quarter.  The Esox-1 oil discovery in Mississippi Canyon (Hess – 57 percent) has been successfully completed and will be brought online in February as a low cost tieback to the Tubular Bells production facilities.  At the Oldfield exploration well in Mississippi Canyon (Hess – 60 percent), the operator, Kosmos Energy, announced the well did not encounter commercial quantities of hydrocarbons.  Exploration expense in the fourth quarter includes $15 million for well costs incurred through December 31, 2019.

Guyana (Offshore):  At the Stabroek Block, the operator, Esso Exploration and Production Guyana Limited, achieved first production from the Liza Field using the Liza Destiny floating production, offloading, and storage (FPSO) vessel on December 20, 2019.  Production is expected to ramp up to the full capacity of 120,000 gross bopd in the coming months, with the first one million barrel of oil cargo allocated to Hess scheduled to be sold in March 2020.

A second FPSO, Liza Unity, with an expected capacity of up to 220,000 gross bopd is under construction for the Liza Phase 2 development, with first oil expected by mid-2022.  A third development, Payara, is expected to be sanctioned following government and regulatory approvals and is expected to produce up to 220,000 gross bopd with startup as early as 2023.

In December 2019, the Corporation announced a 15th discovery at the Mako-1 exploration well, which encountered approximately 164 feet of high-quality oil-bearing sandstone reservoir and is located approximately 6 miles southeast of the Liza Field.  Earlier this week, the Corporation announced a 16th discovery at Uaru located approximately 10 miles northeast of the Liza Field, which encountered 94 feet of high-quality oil-bearing sandstone reservoir.  The company also announced an increase in the estimated gross discovered recoverable resources for the Stabroek Block to more than 8 billion boe, up from the previous estimate of 6 billion boe.  The new recoverable resources estimate includes 15 discoveries offshore Guyana through yearend 2019.  The Uaru discovery is the first of 2020 and will be added to the resources estimate at a later date.

Midstream:

The Midstream segment had net income of $33 million in the fourth quarter of 2019, compared with net income of $32 million in the prior-year quarter.  On an adjusted basis, fourth quarter 2019 net income was $49 million.  The improved fourth quarter 2019 results primarily reflect higher throughput volumes.

In December 2019, Hess Midstream Operations LP (formerly, Hess Midstream Partners LP) (HESM) completed its previously announced acquisition of Hess Infrastructure Partners LP (HIP), including HIP’s 80 percent interest in HESM’s oil and gas midstream assets, HIP’s water services business and the outstanding economic general partner interest and incentive distribution rights in HESM.  In addition, HESM’s organizational structure converted from a master limited partnership into an “Up-C” structure in which HESM’s public unitholders received newly issued securities in a new public entity named “Hess Midstream LP” (Hess Midstream).  Upon completion of the transaction, Hess Corporation received approximately $300 million in cash and owns approximately 47 percent of Hess Midstream on a consolidated basis.  The transaction was non-taxable to Hess Corporation.

Corporate, Interest and Other:

After-tax expense for Corporate, Interest and Other was $191 million in the fourth quarter of 2019, compared with $31 million in the fourth quarter of 2018.  On an adjusted basis, after-tax expense was $105 million in the fourth quarter of 2019, compared with $104 million in the prior-year quarter.

Capital and Exploratory Expenditures:

E&P capital and exploratory expenditures were $876 million in the fourth quarter of 2019, compared with $618 million in the prior-year quarter, primarily reflecting greater activity in Guyana, the Bakken, and the Gulf of Mexico.

Midstream capital expenditures were $108 million in the fourth quarter of 2019, up from $67 million in the prior-year quarter.

Liquidity:

Excluding the Midstream segment, Hess Corporation had cash and cash equivalents of $1.54 billion and debt and finance lease obligations totaling $5.64 billion at December 31, 2019.  The Corporation’s debt to capitalization ratio, including finance leases, was 43.2 percent at December 31, 2019 and 38.0 percent at December 31, 2018.

The Midstream segment had cash and cash equivalents of $3 million and total debt of $1,753 million at December 31, 2019.  In December 2019, as part of the HIP acquisition, HESM assumed $800 million of outstanding HIP notes and issued $550 million of new 5.125% senior notes due in 2028.  In addition, the existing credit facilities at HIP and HESM were terminated and HESM entered into a new $1.0 billion 5-year revolving credit facility and $400 million 5-year Term Loan A facility.  Proceeds from borrowings and the new notes were primarily used to fund the acquisition of HIP.  The notes and the credit facilities are non-recourse to Hess Corporation.

Net cash provided by operating activities was $286 million in the fourth quarter of 2019, down from $881 million in the fourth quarter of 2018.  Net cash provided by operating activities before changes in operating assets and liabilities2 was $520 million in the fourth quarter of 2019, which includes $30 million of nonrecurring transaction related costs for HESM’s acquisition of HIP and corporate restructuring, compared with $588 million in the prior-year quarter.  Changes in operating assets and liabilities were a net outflow of $234 million in the fourth quarter of 2019, driven by premiums paid on calendar year 2020 crude oil hedge contracts.

Items Affecting Comparability of Earnings Between Periods:

The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2019	2018	2019	2018
	(In millions)
Exploration and Production	$60	$—	$63	$(86)
Midstream	(16)	—	(16)	—
Corporate, Interest and Other	(86)	73	(174)	(20)
Total items affecting comparability of earnings between periods	$(42)	$73	$(127)	$(106)

[2]

“Net cash provided by (used in) operating activities before changes in operating assets and liabilities” is a non‑GAAP financial measure.  The definition of this non-GAAP measure and a reconciliation to its nearest GAAP equivalent measure appears on pages 7 and 8.

Fourth Quarter 2019:  E&P results include a noncash income tax benefit of $60 million resulting from the reversal of a valuation allowance against net deferred tax assets in Guyana upon achieving first production.  Midstream results include a pre-tax charge of $30 million ($16 million after noncontrolling interests) for nonrecurring transaction related costs for HESM’s acquisition of HIP and corporate restructuring.  Corporate, Interest and Other results include an allocation of noncash income tax expense of $86 million that was previously a component of accumulated other comprehensive income related to our 2019 crude oil hedge contracts.

Fourth Quarter 2018:  Corporate, Interest and Other results included an allocation of noncash income tax benefit of $73 million to offset the recognition of a noncash income tax expense recorded in other comprehensive income that resulted from changes in fair value of crude oil hedge contracts for 2019.

Reconciliation of U.S. GAAP to Non-GAAP measures:

The following table reconciles reported net income (loss) attributable to Hess Corporation and adjusted net income (loss):

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2019	2018	2019	2018
	(In millions)
Net income (loss) attributable to Hess Corporation	$(222)	$(4)	$(408)	$(282)
Less: Total items affecting comparability of earnings between periods	(42)	73	(127)	(106)
Adjusted net income (loss) attributable to Hess Corporation	$(180)	$(77)	$(281)	$(176)

The following table reconciles reported net cash provided by (used in) operating activities from net cash provided by (used in) operating activities before changes in operating assets and liabilities:

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2019	2018	2019	2018
	(In millions)
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	$520	$588	$2,237	$2,129
Changes in operating assets and liabilities	(234)	293	(595)	(190)
Net cash provided by (used in) operating activities	$286	$881	$1,642	$1,939

Hess Corporation will review fourth quarter financial and operating results and other matters on a webcast at 10 a.m. today (EDT).  For details about the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.

Forward-looking Statements

Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended.  Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data.  Estimates and projections contained in this release are based on the Corporation’s current understanding and assessment based on reasonable assumptions.  Actual results may differ materially from these estimates and projections due to certain risk factors discussed in the Corporation’s periodic filings with the Securities and Exchange Commission (SEC) and other factors.

Non-GAAP financial measures

The Corporation has used non-GAAP financial measures in this earnings release.  “Adjusted net income (loss)” presented in this release is defined as reported net income (loss) attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods.  “Net cash provided by (used in) operating activities before changes in operating assets and liabilities” presented in this release is defined as Net cash provided by (used in) operating activities excluding changes in operating assets and liabilities.  Management uses adjusted net income (loss) to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations.  Management believes that net cash provided by (used in) operating activities before changes in operating assets and liabilities demonstrates the Corporation’s ability to internally fund capital expenditures, pay dividends and service debt.  These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income (loss) or net cash provided by (used in) operating activities.  A reconciliation of reported net income (loss) attributable to Hess Corporation (U.S. GAAP) to adjusted net income (loss), and a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to net cash provided by (used in) operating activities before changes in operating assets and liabilities are provided in the release.

Cautionary Note to Investors

We use certain terms in this release relating to resources other than proved reserves, such as unproved reserves or resources.  Investors are urged to consider closely the oil and gas disclosures in Hess Corporation’s Form 10-K, File No. 1-1204, available from Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com.  You can also obtain this form from the SEC on the EDGAR system.

For Hess Corporation

Investor Contact:

Jay Wilson

(212) 536-8940

Media Contacts:

Lorrie Hecker

(212) 536-8250

Jamie Tully

Sard Verbinnen & Co

(312) 895-4700

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2019	2018	2019
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$1,683	$1,650	$1,580
Other, net	16	32	(65)
Total revenues and non-operating income	1,699	1,682	1,515

Costs and expenses
Marketing, including purchased oil and gas	428	472	423
Operating costs and expenses	365	292	321
Production and severance taxes	52	43	47
Exploration expenses, including dry holes and lease impairment	106	91	50
General and administrative expenses	131	91	90
Interest expense	95	99	90
Depreciation, depletion and amortization	586	533	544
Total costs and expenses	1,763	1,621	1,565

Income (loss) before income taxes	(64)	61	(50)
Provision (benefit) for income taxes	119	27	116
Net income (loss)	(183)	34	(166)
Less: Net income (loss) attributable to noncontrolling interests	39	38	46
Net income (loss) attributable to Hess Corporation	(222)	(4)	(212)
Less: Preferred stock dividends	—	12	—
Net income (loss) attributable to Hess Corporation common stockholders	$(222)	$(16)	$(212)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Year Ended December 31,
	2019	2018
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$6,495	$6,323
Gains (losses) on asset sales, net	22	32
Other, net	(7)	111
Total revenues and non-operating income	6,510	6,466

Costs and expenses
Marketing, including purchased oil and gas	1,736	1,771
Operating costs and expenses	1,237	1,134
Production and severance taxes	184	171
Exploration expenses, including dry holes and lease impairment	233	362
General and administrative expenses	397	473
Interest expense	380	399
Loss on debt extinguishment	—	53
Depreciation, depletion and amortization	2,122	1,883
Total costs and expenses	6,289	6,246

Income (loss) before income taxes	221	220
Provision (benefit) for income taxes	461	335
Net income (loss)	(240)	(115)
Less: Net income (loss) attributable to noncontrolling interests	168	167
Net income (loss) attributable to Hess Corporation	(408)	(282)
Less: Preferred stock dividends	4	46
Net income (loss) attributable to Hess Corporation common stockholders	$(412)	$(328)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	December 31,
	2019	2018
Balance Sheet Information

Cash and cash equivalents	$1,545	$2,694
Other current assets	1,611	1,765
Property, plant and equipment – net	16,814	16,083
Operating lease right-of-use assets – net	447	—
Finance lease right-of-use assets – net	299	—
Other long-term assets	1,066	891
Total assets	$21,782	$21,433

Current maturities of long-term debt	$—	$67
Current portion of operating and finance lease obligations	199	—
Other current liabilities	2,311	2,136
Long-term debt	7,142	6,605
Long-term operating lease obligations	353	—
Long-term finance lease obligations	238	—
Other long-term liabilities	1,833	1,737
Total equity excluding other comprehensive income (loss)	9,431	9,935
Accumulated other comprehensive income (loss)	(699)	(306)
Noncontrolling interests	974	1,259
Total liabilities and equity	$21,782	$21,433

	December 31,
	2019	2018 (a)
Total Debt

Hess Corporation	$5,389	$5,691
Midstream (b)	1,753	981
Hess Consolidated	$7,142	$6,672

(a)  Prior to adoption of ASC 842, Leases, finance lease obligations were included in debt.

(b)  Midstream debt is non-recourse to Hess Corporation.

	December 31,
	2019	2018
Debt to capitalization ratio (a)

Hess Consolidated	43.2%	38.0%

(a)  Includes finance lease obligations.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Interest Expense

Gross interest expense – Hess Corporation	$88	$90	$355	$359
Less: Capitalized interest – Hess Corporation	(11)	(6)	(38)	(20)
Interest expense – Hess Corporation	77	84	317	339
Interest expense – Midstream (a)	18	15	63	60
Interest expense – Consolidated	$95	$99	$380	$399

(a)  Midstream interest expense is reported in the Midstream operating segment.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2019	2018	2019
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$(183)	$34	$(166)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	586	533	544
Exploratory dry hole costs	39	33	10
Exploration lease and other impairment	3	9	3
Pension settlement loss	5	4	88
Stock compensation expense	19	19	18
Noncash (gains) losses on commodity derivatives, net	29	48	29
Provision (benefit) for deferred income taxes and other tax accruals	22	(92)	(4)
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	520	588	522
Changes in operating assets and liabilities	(234)	293	(79)
Net cash provided by (used in) operating activities	286	881	443

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(713)	(589)	(635)
Additions to property, plant and equipment - Midstream	(112)	(75)	(74)
Payments for Midstream equity investments	—	—	(10)
Other, net	—	(1)	(2)
Net cash provided by (used in) investing activities	(825)	(665)	(721)

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	(144)	—	16
Debt with maturities of greater than 90 days:
Borrowings	760	—	—
Repayments	—	(23)	(3)
Payments on finance lease obligations	(2)	—	(2)
Common stock acquired and retired	—	(245)	—
Cash dividends paid	(75)	(83)	(77)
Noncontrolling interests, net	(312)	(175)	(14)
Other, net	(6)	—	13
Net cash provided by (used in) financing activities	221	(526)	(67)

Net Increase (Decrease) in Cash and Cash Equivalents	(318)	(310)	(345)
Cash and Cash Equivalents at Beginning of Period	1,863	3,004	2,208
Cash and Cash Equivalents at End of Period	$1,545	$2,694	$1,863

Additions to Property, Plant and Equipment included within Investing Activities:
Capital expenditures incurred	$(920)	$(636)	$(736)
Increase (decrease) in related liabilities	95	(28)	27
Additions to property, plant and equipment	$(825)	$(664)	$(709)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Year Ended December 31,
	2019	2018
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$(240)	$(115)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	(22)	(32)
Depreciation, depletion and amortization	2,122	1,883
Exploratory dry hole costs	49	165
Exploration lease and other impairment	17	37
Pension settlement loss	93	4
Stock compensation expense	85	72
Noncash (gains) losses on commodity derivatives, net	116	182
Provision (benefit) for deferred income taxes and other tax accruals	17	(120)
Loss on debt extinguishment	—	53
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	2,237	2,129
Changes in operating assets and liabilities	(595)	(190)
Net cash provided by (used in) operating activities	1,642	1,939

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(2,433)	(1,854)
Additions to property, plant and equipment - Midstream	(396)	(243)
Payments for Midstream equity investments	(33)	(67)
Proceeds from asset sales, net of cash sold	22	607
Other, net	(3)	(9)
Net cash provided by (used in) investing activities	(2,843)	(1,566)

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	32	—
Debt with maturities of greater than 90 days:
Borrowings	760	—
Repayments	(8)	(633)
Payments on finance lease obligations	(49)	—
Common stock acquired and retired	(25)	(1,365)
Cash dividends paid	(316)	(345)
Noncontrolling interests, net	(353)	(211)
Other, net	11	28
Net cash provided by (used in) financing activities	52	(2,526)

Net Increase (Decrease) in Cash and Cash Equivalents	(1,149)	(2,153)
Cash and Cash Equivalents at Beginning of Year	2,694	4,847
Cash and Cash Equivalents at End of Year	$1,545	$2,694

Additions to Property, Plant and Equipment included within Investing Activities:
Capital expenditures incurred	$(2,992)	$(2,180)
Increase (decrease) in related liabilities	163	83
Additions to property, plant and equipment	$(2,829)	$(2,097)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2019	2018	2019
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$369	$314	$350
Offshore and Other	173	107	107
Total United States	542	421	457
Guyana	274	128	161
Malaysia and JDA	28	24	24
Other	32	45	19
E&P Capital and exploratory expenditures	$876	$618	$661

Total exploration expenses charged to income included above	$64	$49	$37

Midstream Capital expenditures	$108	$67	$112

		Year Ended December 31,
		2019	2018
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota		$1,312	$967
Offshore and Other		471	411
Total United States		1,783	1,378
Guyana		783	383
Malaysia and JDA		109	123
Other		68	185
E&P Capital and exploratory expenditures		$2,743	$2,069

Total exploration expenses charged to income included above		$167	$160

Midstream Capital expenditures		$416	$271

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Fourth Quarter 2019
Income Statement	United States		International	Total

Total revenues and non-operating income
Sales and other operating revenues	$1,327		$356	$1,683
Other, net	3		4	7
Total revenues and non-operating income	1,330		360	1,690

Costs and expenses
Marketing, including purchased oil and gas (a)	456		8	464
Operating costs and expenses	194		82	276
Production and severance taxes	50		2	52
Midstream tariffs	213		—	213
Exploration expenses, including dry holes and lease impairment	71		35	106
General and administrative expenses	56		7	63
Depreciation, depletion and amortization	414		133	547
Total costs and expenses	1,454		267	1,721

Results of operations before income taxes	(124)		93	(31)
Provision (benefit) for income taxes	—		33	33
Net income (loss) attributable to Hess Corporation	$(124)	(b)	$60	$(64)

	Fourth Quarter 2018
Income Statement	United States		International	Total

Total revenues and non-operating income
Sales and other operating revenues	$1,273		$377	$1,650
Other, net	9		8	17
Total revenues and non-operating income	1,282		385	1,667

Costs and expenses
Marketing, including purchased oil and gas (a)	478		12	490
Operating costs and expenses	173		65	238
Production and severance taxes	40		3	43
Midstream tariffs	165		—	165
Exploration expenses, including dry holes and lease impairment	27		64	91
General and administrative expenses	46		9	55
Depreciation, depletion and amortization	370		129	499
Total costs and expenses	1,299		282	1,581

Results of operations before income taxes	(17)		103	86
Provision (benefit) for income taxes	(24)		115	91
Net income (loss) attributable to Hess Corporation	$7	(c)	$(12)	$(5)
(a)	Includes amounts charged from the Midstream segment.
(b)	After-tax losses from realized crude oil hedging activities totaled $2 million (noncash premium amortization: $29 million; cash received: $27 million).
(c)	After-tax losses from realized crude oil hedging activities totaled $44 million (noncash premium amortization: $48 million; cash received: $4 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Third Quarter 2019
Income Statement	United States		International	Total

Total revenues and non-operating income
Sales and other operating revenues	$1,212		$368	$1,580
Other, net	—		17	17
Total revenues and non-operating income	1,212		385	1,597

Costs and expenses
Marketing, including purchased oil and gas (a)	423		30	453
Operating costs and expenses	182		69	251
Production and severance taxes	46		1	47
Midstream tariffs	182		—	182
Exploration expenses, including dry holes and lease impairment	27		23	50
General and administrative expenses	42		9	51
Depreciation, depletion and amortization	390		117	507
Total costs and expenses	1,292		249	1,541

Results of operations before income taxes	(80)		136	56
Provision (benefit) for income taxes	—		116	116
Net income (loss) attributable to Hess Corporation	$(80)	(b)	$20	$(60)
(a)	Includes amounts charged from the Midstream segment.
(b)	After-tax gains from realized crude oil hedging activities totaled $2 million (noncash premium amortization: $29 million; cash received: $31 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Year Ended December 31, 2019
Income Statement	United States		International	Total

Total revenues and non-operating income
Sales and other operating revenues	$5,043		$1,452	$6,495
Gains (losses) on asset sales, net	22		—	22
Other, net	4		47	51
Total revenues and non-operating income	5,069		1,499	6,568

Costs and expenses
Marketing, including purchased oil and gas (a)	1,798		51	1,849
Operating costs and expenses	693		278	971
Production and severance taxes	176		8	184
Midstream tariffs	722		—	722
Exploration expenses, including dry holes and lease impairment	144		89	233
General and administrative expenses	176		28	204
Depreciation, depletion and amortization	1,489		488	1,977
Total costs and expenses	5,198		942	6,140

Results of operations before income taxes	(129)		557	428
Provision (benefit) for income taxes	—		375	375
Net income (loss) attributable to Hess Corporation	$(129)	(b)	$182	$53

	Year Ended December 31, 2018
Income Statement	United States		International	Total

Total revenues and non-operating income
Sales and other operating revenues	$4,842		$1,481	$6,323
Gains (losses) on asset sales, net	14		13	27
Other, net	25		28	53
Total revenues and non-operating income	4,881		1,522	6,403

Costs and expenses
Marketing, including purchased oil and gas (a)	1,777		56	1,833
Operating costs and expenses	697		244	941
Production and severance taxes	165		6	171
Midstream tariffs	648		—	648
Exploration expenses, including dry holes and lease impairment	119		243	362
General and administrative expenses	230		28	258
Depreciation, depletion and amortization	1,297		451	1,748
Total costs and expenses	4,933		1,028	5,961

Results of operations before income taxes	(52)		494	442
Provision (benefit) for income taxes	(63)		454	391
Net income (loss) attributable to Hess Corporation	$11	(c)	$40	$51
(a)	Includes amounts charged from the Midstream segment.
(b)	After-tax gains from realized crude oil hedging activities totaled $1 million (noncash premium amortization: $116 million; cash received: $117 million).
(c)

After-tax losses from realized crude oil hedging activities totaled $173 million (noncash premium amortization: $172 million; cash paid:  $1 million).  After-tax noncash losses from unrealized crude oil hedging activities totaled $10 million.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2019	2018	2019
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota (a)	106	84	96
Offshore	46	48	40
Total United States	152	132	136
Denmark	6	6	6
Libya	19	20	20
Malaysia and JDA	5	3	4
Guyana	1	—	—
Total	183	161	166

Natural gas liquids - barrels
United States
North Dakota (a)	46	32	47
Offshore	6	5	5
Total United States	52	37	52

Natural gas - mcf
United States
North Dakota (a)	133	79	125
Offshore	105	90	84
Total United States	238	169	209
Denmark	8	9	6
Libya	15	13	12
Malaysia and JDA	357	354	336
Total	618	545	563

Barrels of oil equivalent	338	289	312
(a)	Net production from the Bakken was 174,000 boepd in the fourth quarter of 2019, 126,000 boepd in the fourth quarter of 2018 and 163,000 boepd in the third quarter of 2019.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Year Ended December 31,
	2019	2018
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota (a)	94	77
Offshore	46	41
Total United States	140	118
Denmark	6	6
Libya	19	18
Malaysia and JDA	4	4
Total	169	146

Natural gas liquids - barrels
United States
North Dakota (a)	42	31
Offshore	5	5
Other (b)	—	3
Total United States	47	39

Natural gas - mcf
United States
North Dakota (a)	110	76
Offshore	91	67
Other (b)	—	38
Total United States	201	181
Denmark	7	8
Libya	13	12
Malaysia and JDA	351	352
Total	572	553

Barrels of oil equivalent	311	277
(a)	Net production from the Bakken was 152,000 boepd for the year ended December 31, 2019 and 117,000 boepd for the year ended December 31, 2018.
(b)	The Corporation sold its joint venture interests in the Utica shale play in August 2018. Net production was 9,000 boepd for the year ended December 31, 2018.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2019	2018	2019
Sales Volumes Per Day (in thousands) (a)

Crude oil - barrels	179	158	169
Natural gas liquids - barrels	52	37	52
Natural gas - mcf	618	545	563
Barrels of oil equivalent	334	286	315

Sales Volumes (in thousands) (a)

Crude oil - barrels	16,467	14,587	15,593
Natural gas liquids - barrels	4,749	3,395	4,756
Natural gas - mcf	56,810	50,095	51,782
Barrels of oil equivalent	30,684	26,331	28,979

	Year Ended December 31,
	2019	2018
Sales Volumes Per Day (in thousands) (a)

Crude oil - barrels	167	144
Natural gas liquids - barrels	47	39
Natural gas - mcf	572	553
Barrels of oil equivalent	309	275

Sales Volumes (in thousands) (a)

Crude oil - barrels	61,061	52,742
Natural gas liquids - barrels	17,067	14,019
Natural gas - mcf	208,665	202,041
Barrels of oil equivalent	112,906	100,435
(a)	Sales volumes from purchased crude oil, natural gas liquids, and natural gas are not included in the sales volumes reported.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2019	2018	2019
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$51.83	$49.95	$53.03
Offshore	56.48	58.46	58.72
Total United States	53.25	53.02	54.72
Denmark	63.09	65.48	63.13
Libya	64.32	65.91	62.28
Malaysia and JDA	62.18	61.58	58.55
Worldwide	54.90	55.24	56.03

Crude oil - per barrel (excluding hedging)
United States
Onshore	$52.01	$53.44	$52.88
Offshore	56.68	61.93	58.56
Total United States	53.43	56.51	54.57
Denmark	63.09	65.48	63.13
Libya	64.32	65.91	62.28
Malaysia and JDA	62.18	61.58	58.55
Worldwide	55.05	58.11	55.91

Natural gas liquids - per barrel
United States
Onshore	$13.81	$21.34	$9.55
Offshore	14.31	20.23	7.93
Worldwide	13.87	21.19	9.41

Natural gas - per mcf
United States
Onshore	$1.49	$3.02	$1.32
Offshore	1.90	3.66	1.89
Total United States	1.67	3.36	1.55
Denmark	3.73	3.93	3.74
Libya	4.48	4.44	5.11
Malaysia and JDA	4.64	5.55	5.18
Worldwide	3.48	4.82	3.81

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Year Ended December 31,
	2019	2018
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$53.19	$56.90
Offshore	59.18	62.02
Total United States	55.15	58.69
Denmark	66.29	70.08
Libya	64.91	69.64
Malaysia and JDA	61.81	70.42
Worldwide	56.77	60.77

Crude oil - per barrel (excluding hedging)
United States
Onshore	$53.18	$60.64
Offshore	59.17	65.73
Total United States	55.14	62.41
Denmark	66.29	70.08
Libya	64.91	69.64
Malaysia and JDA	61.81	70.42
Worldwide	56.76	63.80

Natural gas liquids - per barrel
United States
Onshore	$13.20	$21.29
Offshore	13.31	25.58
Worldwide	13.21	21.81

Natural gas - per mcf
United States
Onshore	$1.59	$2.29
Offshore	2.12	2.68
Total United States	1.83	2.43
Denmark	3.81	3.61
Libya	5.07	4.95
Malaysia and JDA	5.04	5.07
Worldwide	3.90	4.18

The following is a summary of the Corporation’s outstanding crude oil put options for calendar year 2020:

	WTI	Brent
Barrels of oil per day	130,000	20,000
Average monthly floor price	$55	$60